EXHIBIT 31.2

CERTIFICATION

I, Brett A. Zane, certify that:

1. I have reviewed this annual report on Form 10-K/A of Spark Networks, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ BRETT A. ZANE
Brett A. Zane
Chief Financial Officer
July 21, 2009